EXHIBIT 10-6
GANNETT CO., INC.
SUPPLEMENTAL EXECUTIVE MEDICAL PLAN

Amendment No. 2

Effective June 29, 2015, Gannett Co., Inc. hereby amends the Gannett Co., Inc. Supplemental Executive Medical Plan (the “Plan”) as follows:
1.The following new section is added after the first sentence of the Plan:
BACKGROUND AND EFFECT OF SPIN-OFF
In 2015, Gannett Co., Inc. separated its digital/broadcast and publishing businesses into two separate publicly traded companies.  The separation occurred when Gannett Co., Inc. contributed its publishing businesses to a newly formed subsidiary, Gannett SpinCo, Inc., and distributed the stock of Gannett SpinCo, Inc. to its shareholders (the “Spin-off”).  In connection with the Spin-off, Gannett SpinCo, Inc. was renamed “Gannett Co., Inc.” (“SpinCo”).  The entity formerly known as Gannett Co., Inc. was renamed “TEGNA Inc.” (the “Company”) and continues the digital/broadcast businesses.
In connection with the Spin-off, the Company entered into that certain Employee Matters Agreement by and between the SpinCo and the Company dated June 26, 2015 (the “Employee Matters Agreement”). Under the Employee Matters Agreement, SpinCo assumed certain liabilities under this Plan relating to “SpinCo Group Employees” (as defined under the Employee Matters Agreement) and “Former SpinCo Group Employees” (as defined under the Employee Matters Agreement). Such liabilities are the sole responsibility of SpinCo and will be paid under its Supplemental Executive Medical Plan, and not this Plan. The Company shall not have any responsibility for such liabilities. The Employee Matters Agreement may be used as an aid in interpreting the terms of the benefits hereunder. Notwithstanding any other provision of the SpinCo’s Supplemental Executive Medical Plan or this Plan, no Participant shall be entitled to duplicate benefits under both such Plans.
2.Effective as of the Spin-off, this Plan is renamed the “TEGNA Inc. Supplemental Executive Medical Plan” and all references to “Gannett Co., Inc.” or similar terms in this Plan shall refer to TEGNA Inc. as appropriate.
3.The Plan is amended by adding the following paragraphs at the end of the “Eligibility” section:
Executives and their eligible dependents must be enrolled in other primary medical coverage that constitutes Minimum Essential Coverage under the Affordable

Care Act (“Other Primary Medical Coverage”) in order to participate. Where the Other Primary Medical Coverage is Medicare, the individual must be enrolled in Medicare Parts A, B, and D (or an equivalent Medicare plan, such as a Medicare Advantage plan with prescription drug coverage).
This Plan does not cover any executive or their eligible dependents if that executive is a “SpinCo Group Employee” or “Former SpinCo Group Employee” as defined under the Employee Matters Agreement.
4.The “Benefits Provided” section of the Plan is amended as follows:

•
by deleting the phrase “Subject to the maximums set forth in the following paragraphs, the benefits payable to any eligible executive in any plan year,” and replacing it with the phrase “The benefits payable to any eligible executive in any plan year (i.e., the calendar year)”.

•	by deleting the phrase “federal or state plans” from subparagraph (b), and replacing it with the phrase “Other Primary Medical Coverage.”

•	by deleting the last paragraph in its entirety, and replacing it with the following: “The Plan has no annual dollar limit.”
5.The “Exclusions” section of the Plan is amended as follows:

•	by adding the following phrase at the end of subparagraph (a): “, except as required to be covered under the preventive care requirements of the Affordable Care Act.”

•	by deleting subparagraphs (b) and (e) in their entirety, and renumbering the remaining subparagraphs (a) through (h).

•	by adding a new subparagraph (i) as follows: “(i) Premium payments for other insurance policies.”

•	by adding a new subparagraph (j) as follows: “(j) Concierge fees.”
6.The “Termination of Benefits” section of the Plan is amended by deleting the phrase “Publishing or” from the first paragraph.
7.All references in the Plan to “Roxanne Horning, Senior Vice President/Human Resources” are replaced with “the Senior Vice President/Human Resources.”

IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of June 26, 2015.

GANNETT CO., INC.

By: /s/ Todd A. Mayman
Name: Todd A. Mayman

Title:	Senior Vice President, General Counsel and Secretary